Exhibit 99.1

NEWS RELEASE
	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports 2010 Financial Results

New York, NY February 16, 2011 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the fourth quarter and full year ended December 31, 2010.

Edward Rubin, Rodman & Renshaw’s CEO and President said, “We are off to a strong start in 2011 having already closed 17 deals raising in excess of $390 million and generating approximately $13 million in investment banking revenue. Our underwriting backlog remains healthy with 16 deals in registration, although as always, market conditions and market demand will determine the timing and extent of conversion of this backlog.

With the acquisition of Hudson Holding Corporation, which we expect to close in the 2nd quarter, we believe we will enhance our position as a go-to investment bank for growth companies that is able to serve its clients by offering a full array of products and services, including investment banking, sales, trading and research. Overall we are pleased with the development we have made during 2010 and we believe that, subject to market conditions, we are in a strong position for the remainder of 2011 to take advantage of our position in the market. We will continue to build on our investment banking platform to be well-positioned both now and in the future.”

Fourth Quarter 2010 Highlights:

•	Investment banking revenue of $22.1 million, compared to $27.4 million and $15.1 million in the fourth quarter of 2009 and the third quarter of 2010, respectively.

•	Revenue, excluding principal transactions, of $23.5 million, compared to $34.0 million and $18.4 million in the fourth quarter of 2009 and the third quarter of 2010, respectively.

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Net income of $1.2 million, or $0.03 per diluted share. Non-GAAP operating net income of $2.0 million, or $0.05 per diluted share and a 13% non-GAAP pre-tax operating margin. For the third quarter of 2010, the Company reported Non-GAAP operating net loss of $3.7 million, or $0.10 per diluted share. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

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41 financing transactions were completed raising $1.4 billion in the fourth quarter of 2010, compared to 38 financing transactions raising $1.3 billion in the fourth quarter of 2009 and 11 financing transactions raising $244 million in the third quarter of 2010.

Full Year 2010 Highlights:

•	Investment banking revenue of $87.2 million, compared to $90.4 million in 2009.

•	Revenue, excluding principal transactions, of $96.2 million, compared to $132.7 million in 2009.

•

Net loss of $5.6 million, or $0.15 per diluted share. Non-GAAP operating net income of $2.6 million, or $0.07 per diluted share and a 6% non-GAAP pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•	116 financing transactions were completed raising $3.0 billion in 2010, compared to 102 financing transactions raising $2.5 billion in 2009.

•	The Company was ranked the number one investment bank in PIPE transactions by deal volume for 2010.[1]

1Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

The Company will hold a conference call this morning, February 16, 2011, at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

Hudson Merger:

As previously announced, on January 5, 2011, the Company entered into a definitive merger agreement pursuant to which it expects to acquire Hudson Holding Corporation (“Hudson”). The terms of the merger agreement provides for each Hudson share to be exchanged for 0.0338 shares of the Company’s common stock. The transaction is valued at approximately $7 million, based upon a $2.69 valuation per share of the Company’s common stock. The exchange ratio and aggregate merger consideration are subject to adjustment, up or down, based upon the net liquid assets of Hudson at the effective time of the merger. The transaction, which is expected to close in the second quarter of 2011, is subject to Hudson stockholder approval, FINRA approval and other customary closing conditions.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $22.1 million for the fourth quarter of 2010, which included $3.4 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $25.3 million in investment banking revenue, which included $4.2 million related to warrants received, for the fourth quarter of 2009 and $15.1 million in investment banking revenue, which included $0.5 million related to warrants received, for the third quarter of 2010. Private placement and underwriting revenue for the fourth quarter of 2010 was $21.0 million, compared to $6.0 million for the third quarter of 2010. Strategic advisory fees for the fourth quarter of 2010 were $1.1 million, compared to $9.0 million for the third quarter of 2010.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras BioMedical joint venture and other principal investments activity, was $0.3 million. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter.

Sales & Trading

•	Commissions for the fourth quarter were $1.2 million, compared to $1.3 million for the fourth quarter of 2009 and $0.9 million for the third quarter of 2010.
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Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant portfolio) for the fourth quarter was a $1.4 million loss, compared to a $6.6 million loss for the fourth quarter of 2009 and a $1.0 million loss for the third quarter of 2010. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the fourth quarter of 2010 was $14.1 million, compared to $13.1 million for the fourth quarter of 2009 and $13.5 million for the third quarter of 2010.
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Employee compensation and benefits expense represented 60% and 57% of transaction related revenue (revenue excluding principal transaction loss) for the fourth quarter and full year of 2010, respectively, compared to 55% and 55% for the fourth quarter and full year of 2009, respectively.

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The Company had 131 full-time employees at December 31, 2010, compared to 139 full-time employees at September 30, 2010. Approximately 82% of the Company’s employees at December 31, 2010 were client facing employees.

Non-Compensation Expense

Non-compensation expense for the fourth quarter was $6.4 million, compared to $6.5 million for the fourth quarter of 2009 and $9.9 million for the third quarter of 2010.

Income Taxes

Income tax expense for the fourth quarter was $0.4 million which represents a 26.1% effective tax rate. The quarterly tax rate was positively impacted by a reversal of a tax rate differential recorded in the 3rd quarter of 2010.

Capital

Liquid assets were $30.7 million at December 31, 2010, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities and current receivables, compared to $26.8 million at September 30, 2010. The increase in liquid assets primarily relates to cash inflows from operations less treasury stock purchases of $1.7 million. Adjusted book value per common share at December 31, 2010 was $1.29. Adjusted book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release, Rodman & Renshaw senior management will host a conference call at 10:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-8033 (United States) or 1-201-689-8033 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on February 16, 2011, through to 11:59 PM Eastern Time on February 23, 2011. To access the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 366633.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 16, 2010, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of December 31, 2010 (Unaudited) and 2009
Dollars in Thousands, Except Per Share Amounts

	December 31, 2010	December 31, 2009

Assets
Cash and cash equivalents:
Unrestricted	$13,350	$12,603
Restricted	1,448	2,943

Total cash and cash equivalents	14,798	15,546
Financial instruments owned, at fair value:
Corporate equity securities	7,497	6,493
Merchant banking investments	10,557	22,251
Warrants	15,570	22,945
Notes	2,197	1,920
Investments in shell companies	1,654	1,654
Other investments	505	893

Total financial instruments owned, at fair value	37,980	56,156
Private placement and other fees receivable	3,598	4,798
Receivable from brokers, dealers & clearing agencies	7,706	5,735
Prepaid expenses	2,549	781
Property and equipment, net	3,263	2,773
Other assets	10,608	7,136
Goodwill and other intangible assets, net	601	1,961

Total Assets	$81,103	$94,886

Liabilities and Stockholders’ Equity
Accrued compensation payable	$19,287	$10,098
Accounts payable and accrued expenses	4,947	6,217
Acquisitions related payables	690	2,826
Financial instruments sold, not yet purchased, at fair value	3,918	304

Total Liabilities	28,842	19,445

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 34,029,469 and 35,918,222 issued as of September 30, 2010 and December 31, 2009, respectively	33	36
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	69,654	75,989
Treasury stock, 62,500 shares in 2010, 534,500 shares in 2009	(260)	(1,034)
Accumulated deficit	(17,166)	(11,609)

Total common stockholders’ equity	52,261	63,382

Non-controlling interest	—	12,059

Total Stockholders’ Equity	52,261	75,441

Total Liabilities and Stockholders’ Equity	$81,103	$94,886

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months and Year Ended December 31, 2010 and 2009 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended December 31,		Year Ended December 31,

	2010	2009	2010	2009

Revenues:
Investment banking	$22,093	$25,304	$87,245	$90,433
Merchant banking	257	7,390	1,573	36,018
Commissions	1,197	1,268	4,102	4,423
Conference fees	—	18	3,158	1,598
Principal transactions	(1,393)	(6,586)	(12,597)	(512)
Interest and other income	(17)	46	134	265

Total revenues	22,137	27,440	83,615	132,225

Operating expenses:
Compensation and benefits	14,107	13,056	54,653	62,437
Conference expense	—	168	9,932	3,379
Professional and consulting	1,339	2,398	6,504	7,450
Occupancy and equipment rentals	779	784	3,111	3,125
Advertising and marketing	264	441	1,520	1,582
Communication and market research	945	731	3,545	2,750
Depreciation and amortization	382	392	1,613	2,282
Business development	1,892	737	5,522	2,228
Office supplies	177	232	662	677
Impairment of goodwill / other intangibles	—	—	933	1,327
Bad debt expense	—	—	666	—
Other	637	657	2,998	2,908

Total operating expenses	20,522	19,596	91,659	90,145

Operating income (loss)	1,615	7,844	(8,044)	42,080
Income tax expense (benefit)	422	(3,964)	(2,487)	(3,913)

Net income (loss)	1,193	11,808	(5,557)	45,993
Less: Net income to non-controlling interest	—	(3,695)	—	(18,695)

Net income (loss) to common stockholders	$1,193	$8,113	$(5,557)	$27,298

Net income (loss) per common share:
Basic	$0.03	$0.22	$(0.15)	$0.77

Diluted	$0.03	$0.21	$(0.15)	$0.73

Weighted average common shares outstanding:
Basic	35,314	36,227	36,079	35,588

Diluted	37,466	39,218	36,079	37,399

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and year ended December 31, 2010 and 2009 (weighted average shares in thousands):

		Three Months Ended December 31,		Year Ended December 31,

		2010	2009	2010	2009

Shares outstanding	(A)	33,671	35,384	34,694	35,049
Unearned restricted stock	(B)	(93)	(193)	(106)	(231)
Earned restricted stock units	(C)	1,736	1,036	1,491	770

Shares outstanding, basic		35,314	36,227	36,079	35,588

Stock options	(D)	—	369	—	39
Non-vested restricted stocks and RSUs	(D)	2,152	2,622	—	1,772

Shares outstanding, diluted		37,466	39,218	36,079	37,399

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended December 31, 2010, September 30, 2010, December 31, 2009 and year ended December 31, 2010, respectively. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income (loss) for the fourth quarter of 2010, the third quarter of 2010, the fourth quarter of 2009, and the year ended December 31, 2010 to its non-GAAP net operating income (loss) for the fourth quarter of 2010, the third quarter of 2010, the fourth quarter of 2009, and the year ended December 31, 2010 is set forth below (in millions of dollars):

Net income for the three months ended December 31, 2010	$1.2
Exclusion of principal transaction loss, net of taxes	0.8

Non-GAAP net operating income for the three months ended December 31, 2010	$2.0

Net loss for the three months ended September 30, 2010	$(4.3)
Exclusion of principal transaction loss, net of taxes	0.6

Non-GAAP net operating loss for the three months ended September 30, 2010	$(3.7)

Net income for the three months ended December 31, 2009	$8.1
Reversal of valuation allowance	(4.3)
Exclusion of principal transaction (gains) losses, net of related compensation	3.0
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	(0.4)

Non-GAAP net income for the three months ended December 31, 2009	$6.3

Net loss for the year ended December 31, 2010	$(5.6)
Exclusion of principal transaction loss, net of taxes	7.6
Exclusion of other intangible asset impairment charge, net of taxes	0.6

Non-GAAP net operating income for the year ended December 31, 2010	$2.6

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the fourth quarter of 2010, the third quarter of 2010, the fourth quarter of 2009, and the year ended December 31, 2010 after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended			Year Ended

	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010

Weighted average shares:
Basic	35,314	36,113	36,227	36,079
Diluted	37,466	36,113	39,218	36,079

Income (loss) per share:
Basic	$0.03	$(0.12)	$0.22	$(0.15)
Diluted	$0.03	$(0.12)	$0.21	$(0.15)

Non-GAAP income per share:
Basic	$0.06	$(0.10)	$0.17	$0.07
Diluted	$0.05	$(0.10)	$0.16	$0.07

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Year Ended December 31, 2010

Operating income (loss)	$1.6	$(6.0)	$(8.0)
Principal transaction loss	1.4	1.0	12.6
Other intangible asset impairment charge	—	—	0.9

Adjusted operating income (non-GAAP)	$3.0	$(5.0)	$5.5

Total revenues	$22.1	$17.4	$83.6
Principal transaction loss	1.4	1.0	12.6

Adjusted total revenues (non-GAAP)	$23.5	$18.4	$96.2

Pre-tax operating margin (non-GAAP)	13%	-27%	6%